UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
August 29, 2006
Carmike Cinemas, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-14993	58-1469127

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1301 First Avenue, Columbus, Georgia	31901

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (706) 576-3400
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.
     On August 29, 2006, PricewaterhouseCoopers LLP (“PwC”) resigned as the independent registered public accounting firm of Carmike Cinemas, Inc. (the “Company”).
     The reports of PwC on the combined consolidated financial statements of the Company for the Company’s fiscal years ended December 31, 2005 and 2004 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principle.
     During the Company’s fiscal years ended December 31, 2005 and 2004, and through August 29, 2006, there have been no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference thereto in its reports on the Company’s financial statements for such years.
     There were no “reportable events” described in Item 304(a)(1)(v) of Regulation S-K (“Regulation S-K”) during the Company’s fiscal years ended December 31, 2005 and 2004 and through August 29, 2006, except for the existence of certain previously reported material weaknesses in the Company’s internal control over financial reporting which are described below.
     A material weakness is a control deficiency or a combination of control deficiencies that results in more than a remote likelihood that a material misstatement of the annual or interim consolidated financial statements will not be prevented or detected. As previously reported and discussed in Item 4, “Controls and Procedures” in the Company’s Quarterly Reports on Form 10-Q for the quarter ended June 30, 2006 and March 31, 2006, and in Item 9A, “Controls and Procedures” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, the Company’s management concluded that four material weaknesses existed as of June 30, 2006, March 31, 2006 and December 31, 2005:
1.      The Company did not maintain a sufficient complement of personnel with appropriate skills, training and Company-specific experience in the selection, application and implementation of generally accepted accounting principles commensurate with its financial reporting requirements. This control deficiency contributed to the material weaknesses described below. Additionally, this control deficiency could result in a misstatement of accounts and disclosures that would result in a material misstatement to the Company’s interim or annual consolidated financial statements that would not be prevented or detected.
2.      The Company did not maintain effective control over the recording and processing of journal entries in its financial reporting process. Specifically, effective controls were not designed and in place to ensure the completeness and accuracy of supporting schedules and underlying data for routine journal entries and journal entries recorded as part of the Company’s period-end closing and consolidation process related to all significant accounts and disclosures. This control deficiency resulted in the restatement of the Company’s interim consolidated financial statements for the first three quarters of 2005 and audit adjustments to the Company’s 2005 annual consolidated financial statements to correct errors related to the recording of directors fees, discount ticket revenue, capitalized interest, deferred taxes and compensation expense primarily affecting accounts payable, general and administrative expense, admissions revenue, deferred income, interest expense, property, plant and equipment, accrued expenses and paid-in capital. Additionally, this control deficiency could result in a misstatement of the aforementioned accounts and disclosures which would result in a material misstatement to the Company’s annual or interim consolidated financial statements that would not be prevented or detected.
3.      The Company did not maintain effective controls over the accounting for leases. Specifically, the Company’s controls over the Company’s selection, application and monitoring of the Company’s accounting policies related to the effect of lessee involvement in asset construction, lease modifications, amortization of leasehold improvements, and deferred rent were not effective to ensure the accurate accounting for leases entered into. This control deficiency resulted in the restatement of the Company’s 2004 and 2003 annual consolidated financial statements and the Company’s interim consolidated financial statements for the first three quarters of 2005 and all 2004 quarters and audit adjustments to the 2005 consolidated financial statements to correct errors related to lease accounting primarily affecting property, plant and equipment, financing obligations, deferred rent, rent expense, interest expense and depreciation expense. Additionally, this control deficiency could result in a misstatement of the aforementioned accounts and disclosures that would result in a material misstatement to the Company’s annual or interim consolidated financial statements that would not be prevented or detected.
4.      The Company did not maintain effective controls over the completeness and accuracy of income taxes. Specifically, the Company did not maintain effective controls over the preparation and review of income taxes payable, deferred income tax assets and liabilities and the related income tax provision. This control deficiency also resulted in the restatement, discussed in Note 18 to the consolidated financial statements, of the Company’s consolidated financial statements, reported in the Company’s Form 10-K/A Amendment No. 2 for the years ended December 31, 2003 and 2004 and its consolidated financial statements for the quarters ended March 31 and June 30, 2005, as well as adjustments to the Company’s consolidated financial statements for the quarter ended September 30, 2005. This control deficiency could result in a misstatement of income taxes payable, deferred income tax assets and liabilities and the related income tax provision that would result in a material misstatement of the Company’s annual or interim consolidated financial statements that would not be prevented or detected.
     With respect to the material weaknesses described above, the Company has taken and plans to take the remediation actions described in our quarterly report on Form 10-Q for the quarter ended June 30, 2006.
     The Audit Committee of the Company’s Board of Directors discussed the material weaknesses described above with PwC, and the Company has authorized PwC to respond fully to the inquiries of its successor independent registered public accounting firm when appointed concerning the subject matter of the material weaknesses described above.

     The Company requested that PwC furnish it with a letter addressed to the Securities and Exchange Commission (the “SEC”) stating whether or not PwC agrees with the statements made by the Company set forth above and, if not, stating the respects in which PwC did not agree. PwC has furnished a letter addressed to the SEC dated August 31, 2006, a copy of which is filed as Exhibit 16.1.
     The Audit Committee has commenced a search to engage a new audit firm.
Item 9.01. Financial Statements and Exhibits.
     (d)      Exhibits.
                Exhibit 16.1 Letter from PricewaterhouseCoopers LLP

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARMIKE CINEMAS, INC.
Date: August 31, 2006	By:	/s/ Lee Champion
Lee Champion
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 16.1	Letter from PricewaterhouseCoopers LLP